UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2019 (July 24, 2019)

EVERSOURCE ENERGY
(Exact name of registrant as specified in its charter)

Massachusetts	1-5324	04-2147929
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Cadwell Drive Springfield, Massachusetts	01104
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 286-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $5.00 par value per share	ES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2	Financial Information

Item 2.06	Material Impairments.

Northern Pass is Eversource’s planned 1,090 megawatt high voltage direct current transmission line that would interconnect from the Québec-New Hampshire border to Franklin, New Hampshire and an associated alternating current radial transmission line between Franklin and Deerfield, New Hampshire. Prior to the impairment charge discussed below, our capitalized Northern Pass project costs were approximately $318 million.

On March 30, 2018, the New Hampshire Site Evaluation Committee (“NHSEC”), one of the state regulatory agencies from which Northern Pass was required to obtain a siting permit, issued a written decision denying Northern Pass’ siting application. In the first quarter of 2018, Eversource conducted an impairment review of the Northern Pass project and concluded, at that time, that the recorded amount of project costs was recoverable. On July 12, 2018, the NHSEC issued a written decision denying Northern Pass’ April 2018 motion for rehearing, and on October 12, 2018, the New Hampshire Supreme Court accepted an appeal filed by Northern Pass that alleged that the NHSEC failed to follow applicable law in its review of the project. On July 19, 2019, the New Hampshire Supreme Court issued a decision denying Northern Pass’ appeal and affirming the NHSEC’s evaluation and decision that denied Northern Pass’ siting application.

Eversource evaluated the impact of the New Hampshire Supreme Court decision on the probability of construction and operation of Northern Pass. On July 24, 2019, Eversource concluded that construction of the project was no longer probable and that substantially all of the project costs, certain of which are subject to cost reimbursement agreements, were impaired. Eversource concluded that the New Hampshire Supreme Court decision is a subsequent event that requires recognition in our financial statements as of and for the three and six months ended June 30, 2019.

Based on the conclusion that the construction of Northern Pass was not probable, Eversource recorded an impairment charge for all of the project costs associated with Northern Pass, which were primarily engineering design, siting, permitting and legal costs, along with appropriate allowances for funds used during construction, and recognized a receivable for certain cost reimbursement agreements. Additionally, Eversource recorded an impairment charge associated with the land acquired to construct Northern Pass in order to recognize the land at its estimated fair value as of June 30, 2019. In total, this resulted in an estimated pre-tax impairment charge of approximately $240 million, which we currently estimate to be approximately $200 million after-tax, or $0.64 per share, after giving effect to the value of land, reimbursement agreements, and tax benefits totaling approximately $115 million. Eversource does not expect any significant estimated future cash expenditures associated with this impairment charge.

[The remainder of this page left blank intentionally.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERSOURCE ENERGY (Registrant)

Date: July 25, 2019	By:	/s/ JAY S. BUTH
Jay S. Buth Vice President, Controller and Chief Accounting Officer

3